EXHIBIT (21)


                                      SUBSIDIARIES OF LACROSSE FOOTWEAR, INC.
                                               as of January 1, 2002



                                     Jurisdiction
              Name                  of Incorporation           Percent Ownership

                                                                     Direct
Danner Shoe Manufacturing Co.            Wisconsin                    100%